Exhibit 99.1

Polymer Group, Inc. 9335 Harris Corners Parkway Suite 300 Charlotte, NC 28269 www.polymergroupinc.com 704-697-5100

PGI Initiates Review of Strategic Alternatives to Unlock Shareholder Value

For Immediate Release

Wednesday, April 7, 2010

Charlotte, N.C. — Polymer Group, Inc. (PGI) (OTC Bulletin Board: POLGA/POLGB) today announced its Board of Directors is evaluating strategic alternatives to unlock shareholder value created by the Company’s strong performance in fiscal 2009, its continued investment in growth initiatives and its significant improvement in financial flexibility.

The strategic alternatives could include, among other things, the sale, merger or recapitalization of the Company.  These actions are also the result of the Company’s desire to provide its existing stockholders with liquidity alternatives.  The Company has not set a definitive timetable for completion of its evaluation and there can be no assurances that the process will result in any transaction being announced or being completed. The Company does not intend to disclose developments regarding this process unless and until the Board of Directors has approved a specific transaction.

The Board of Directors has established a special committee comprised of independent directors to evaluate the strategic alternatives.  The Company has retained Blackstone Advisory Partners LP as its financial advisor and Cravath, Swaine & Moore LLP as its legal advisor to assist in its evaluation.  The special committee has retained Janney Montgomery Scott LLC as its financial advisor and Richard, Layton & Finger as its legal advisor to assist in its evaluation.

Polymer Group, Inc., one of the world’s leading producers of nonwovens, is a global, technology-driven developer, producer and marketer of engineered materials. With the broadest range of process technologies in the nonwovens industry, PGI is a global supplier to leading consumer and industrial product manufacturers. The company operates 14 manufacturing and converting facilities in 9 countries throughout the world.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements speak only as of the date of this release.  Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include: general economic factors including, but not limited to, changes

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in interest rates, foreign currency translation rates, consumer confidence, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns; cost and availability of raw materials, labor and natural and other resources and the inability to pass raw material cost increases along to customers; changes to selling prices to customers which are based, by contract, on an underlying raw material index; substantial debt levels and potential inability to maintain sufficient liquidity to finance our operations and make necessary capital expenditures; inability to meet existing debt covenants; achievement of objectives for strategic acquisitions and dispositions; inability to achieve successful or timely start-up on new or modified production lines; reliance on major customers and suppliers; domestic and foreign competition; information and technological advances; risks related to operations in foreign jurisdictions; and changes in environmental laws and regulations. Investors and other readers are directed to consider the risks and uncertainties discussed in documents filed by Polymer Group, Inc. with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

For media inquiries, please contact:

Cliff Bridges

Global Marketing and HR Communications Director

(704) 697-5168

bridgesc@pginw.com

For financial inquiries, please contact:

Dennis Norman

Chief Financial Officer

(704) 697-5186

normand@pginw.com